UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023 (June 14, 2023)

IMUNON, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Company’s 2023 Annual Meeting of Stockholders held on June 14, 2023 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the IMUNON, Inc. 2018 Stock Incentive Plan (the “Plan”), which amendment was approved by the Company’s board of directors on March 17, 2023. The amendment increased the aggregate number of shares of common stock that may be delivered pursuant to all awards granted under the Plan by an additional 1,030,000 shares so that the new aggregate share limit for the Plan is 1,970,000 shares.

A copy of the IMUNON, Inc. 2018 Stock Incentive Plan, as amended as of June 14, 2023, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated April 28, 2023 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors until the 2026 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Votes
Frederick J. Fritz	1,384,165	624,245	1,969,160
Christine A. Pellizzari	1,833,554	174,856	1,969,160

In addition to the directors elected above, Dr. Corinne Le Goff, Dr. Stacy R. Lindborg, Mr. James E. Dentzer, Dr. Donald P. Braun and Mr. Michael H Tardugno continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal, by the audit committee of the board of directors of the Company, to ratify the appointment of WithumSmith+ Brown, PC as the independent registered public accounting firm for the fiscal year ending December 31, 2023, as described in the proxy materials, was approved by the stockholders. The voting results were the following:

For	Against	Abstain
3,752,493	177,797	47,280

Proposal 3

The proposal to approve, on an advisory basis, the 2022 compensation of the Company’s named executive officers (“Say-on-Pay”), was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
1,447,831	244,474	316,105	1,969,160

Proposal 4

The proposal to approve, on an advisory basis, the frequency by which future advisory votes on executive compensation will occur was approved for every year based upon the following votes:

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
1,230,351	66,870	652,857	58,332	1,969,160

The Company intends to hold annual votes, on an advisory basis, on its executive compensation.

Proposal 5

The proposal to approve an amendment to the Stock Plan was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
1,265,154	682,773	60,483	1,969,160

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	IMUNON, Inc. 2018 Stock Incentive Plan, as amended as of June 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON, INC.

Dated: June 15, 2023	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President and Chief Financial Officer